Exhibit 32.1

CERTIFICATIONS PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and 18 U.S.C. Section 1350, in his capacity as an officer of Veritone, Inc., that, to his knowledge, the Annual Report of Veritone, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2023	By:	/s/ Ryan Steelberg
Ryan Steelberg
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 16, 2023	By:	/s/ Michael L. Zemetra
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Veritone, Inc. and will be retained by Veritone, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.